SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                 (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              THOMASVILLE BANCSHARES, INC.
                   ________________________________________________
                   (Name of Registrant as Specified in Its Charter)

                                      NOT APPLICABLE
                   ________________________________________________
        (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                               THOMASVILLE BANCSHARES, INC.
                               ----------------------------

                                        NOTICE OF
                              ANNUAL MEETING OF SHAREHOLDERS



                                     PROXY STATEMENT



                             2004 ANNUAL FINANCIAL STATEMENTS
                                          AND
                                   REVIEW OF OPERATIONS

                               THOMASVILLE BANCSHARES, INC.
                                  301 NORTH BROAD STREET
                                THOMASVILLE, GEORGIA 31792

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD MAY 17, 2005


     The Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") will be held on Tuesday, May 17, 2005 at 5:30 p.m., at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, for the following purposes:

     (1) to elect four Class I directors, each to serve for a term of three years and until his successor is elected and qualified;

     (2) to ratify the appointment of Francis & Co., CPAs as independent auditors for the Company for 2005; and

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 22, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                 By Order of the Board of Directors,

                                 /s/ Stephen H. Cheney

                                 Stephen H. Cheney
                                 Chairman and Chief Executive Officer


Thomasville, Georgia
April 21, 2005


     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE
            MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                               THOMASVILLE BANCSHARES, INC.
                                  301 NORTH BROAD STREET
                                THOMASVILLE, GEORGIA 31792


                              ANNUAL MEETING OF SHAREHOLDERS
                                        MAY 17, 2005

                                 __________________________

                                       PROXY STATEMENT
                                 __________________________


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomasville Bancshares, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at 5:30 p.m. on Tuesday, May 17, 2005, at the Company's principal offices, 301 North Broad Street, Thomasville, Georgia and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 25, 2005.

                                           VOTING

VOTING AND THE REVOCABILITY OF PROXIES

     When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR the ratification of Francis & Co. as independent auditors. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

QUORUM; REQUIRED VOTE; ABSTENTIONS AND BROKER NON-VOTES

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company's common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the Annual Meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the ratification of Francis & Co. as independent auditors and to approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

RECORD DATE AND SHARE OWNERSHIP

     The record of shareholders entitled to vote at the Annual Meeting was taken on March 22, 2005. On that date, the Company had outstanding and entitled to vote 2,937,832 shares of common stock, with each share of common stock entitled to one vote.

EXPENSES OF SOLICITATION

     The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.


                                PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at thirteen, four of whom are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors, whereby approximately one-third of the Company's Board of Directors are elected each year at the Company's annual meeting of shareholders, to serve a three-year term. Each of the Company's four Class I directors is presently standing for re-election to the Board of Directors. If elected, each nominee will serve for a term of three years and until his successor is elected and qualified.

     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The Board of Directors recommends the election of the four nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if not elected.

     The following persons have been nominated for re-election to the Board of Directors as Class I directors:

     CHARLES A. BALFOUR, age 41, has been a director of the Company since March 1995. Mr. Balfour is President of Balfour Timber Company, Inc., where he has served as president since 1994. Mr. Balfour is also President of Balfour Pole Co., LLC, a manufacturer of utility poles and pilings. He currently serves on the board of the Georgia Forestry Association.

     STEPHEN H. CHENEY, age 47, has been President and Chief Executive Officer, and a director of the Company since March 1995. In addition to his profession, Mr. Cheney is currently President of Thomasville Team 2000. He is also past President of the Thomasville YMCA, past member of the Thomasville Payroll Development Authority, past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

     DAVID O. LEWIS, age 73, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Mr. Lewis is a retired Senior Buyer for General Electric. He is past president of the Minority Business and Professional Association. He currently serves on the Board of Trustees of Thomas College. Mr. Lewis is a member of the Thomasville City Council and is past President of the Thomasville Boys and Girls Club.

     RICHARD L. SINGLETARY, JR., age 45, has been a director of the Company since March 1995. Mr. Singletary is the President of several real estate development companies with interests in single-family homes and apartment communities. He has been developing real estate since 1990, and his previous work experience includes five years of banking with the First National Bank of Atlanta. Mr. Singletary has served on the Thomasville City Council for fourteen years and is Mayor of the City of Thomasville. He also serves on the following boards of directors: John D. Archbold Memorial Hospital, Thomasville/Thomas County Chamber of Commerce, and Thomasville Landmarks, Inc.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting:

Class II Directors, serving for a term expiring at the 2006 Annual Meeting of
Shareholders:

     CHARLES E. HANCOCK, M.D., age 45, has been a director of the Company since March 1995. Dr. Hancock is an Orthopedic Surgeon in private practice in Thomasville, Georgia at the Thomasville Orthopedic Center, where he has practiced since 1991. Dr. Hancock is also affiliated with the Archbold Medical Center. He is also Chairman of Affiliated Physicians, LLC a physicians practice management company based in Thomasville.

     CHARLES H. HODGES, III, age 40, has been a director of the Company since March 1995. Mr. Hodges has also served as Executive Vice President of the Company since its inception in January 1995. In addition, Mr. Hodges serves as a board member of several key organizations, including the Thomasville Downtown Development Authority. Mr. Hodges is also former Chairman of the Thomasville/Thomas County Chamber of Commerce and President of the Thomasville Music & Drama Troupe.

     HAROLD L. JACKSON, age 56, has been a director of the Company since March 1995. Mr. Jackson is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. Mr. Jackson is also Chief Executive Officer of Jack Rabbit Foods, Inc. He currently serves as Chairman of the Board of Directors of the South Georgia Fellowship of Christian Athletes, and is director of the Georgia Oilman's Association. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and Past president of the Thomasville Shriners Club, a member of the Masonic Lodge and a member of the Hasan Temple.

     DIANE W. PARKER, age 64, joined the Board of Directors of Thomasville National Bank in September 1997 and was elected to the Company's Board of Directors in May 1999. Ms. Parker is the owner of The Gift Shop, Ltd. She is also Vice President of Williams & Parker, LLC and The Williams Family Foundation of Georgia. She is a past Vice Chairman of the Thomasville Antiques Show.

Class III Directors, serving for a term expiring at the 2007 Annual Meeting of
Shareholders:

     DAVID A. CONE, age 40, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. Mr. Cone has served as President of Cone Machinery, Inc., a manufacturer of sawmill equipment, since 1993. He is also past President of the Thomasville Y.M.C.A.

     CHARLES W. MCKINNON, JR., age 70, has been a director of the Company since March 1995. Mr. McKinnon is a broker with First Thomasville Realty, Ltd., one of the largest real estate companies in Southwest Georgia. He has been actively involved in selling and developing shopping centers, food stores, office buildings and warehouses. His civic and professional leadership roles, past and present, include Thomasville City Commissioner, an advisory director of NationsBank (now Bank of America), director of industrial development for the City of Thomasville, director of the Thomasville/Thomas County Chamber of Commerce, member of the Georgia Development Council, lifetime membership in Thomasville Area Board's Million Dollar Club, Real Estate Leaders of America, International Council of Shopping Centers, National Association of Realtors, and Farm and Land Institute.

     RANDALL L. MOORE, age 45, joined the Board of Directors of Thomasville National Bank in May 1996 and was elected to the Company's Board of Directors in May 1999. Mr. Moore is President and Co-owner of Moore & Porter Produce of Thomasville, Inc., a wholesaler of vegetables. He is also Co-owner of S.M.P. Marketing Co. of Benton Harbor, Michigan, and Big Buck Bean Co. of Americus, Georgia. He currently serves on the Board of Directors of Glen Arven Country Club.

     J. MARK PARKER, age 43, is Chief Investment Officer and President of the Joseph Parker & Company Division of TNB Financial Services, Inc. He currently serves on the board of directors of the Thomasville Y.M.C.A., Thomasville Landmarks, Inc. and the Thomasville Genealogical, History and Fine Arts Library, Inc.

     COCHRAN A. SCOTT, JR., age 49, has served as a director of the Company since 1995. Mr. Scott has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996. Mr. Scott is a former member of the Advisory Board of Directors of Trust Company Bank of South Georgia.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has approved the selection of Francis & Co., CPAs as independent auditors of the Company for the year ending December 31, 2005, subject to ratification of this appointment by the shareholders of the Company. Francis & Co. is considered by management of the Company to be well qualified. The Company has been advised by Francis & Co. that neither it nor any of its members has any financial interest, direct or indirect, in either the Company or any of the Company's subsidiaries in any capacity.

     Representatives of Francis & Co. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Audit Fees. The aggregate fees billed for professional services rendered by Francis & Co. for the audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-QSB were $69,200 for 2004 and $69,200 for 2003.

     Audit-Related Fees. The aggregate fees billed by Francis & Co. for audit-related services were $5,950 for 2004 and 9,700 for 2003. These fees related to additional audit services in connection with securities and banking regulatory filings.

     Tax Fees. The aggregate fees billed for professional services rendered by Francis & Co. for tax compliance, tax advice and tax planning were $4,100 for 2004 and $4,100 for 2003. These fees related to the preparation of federal, state and local tax returns.

     All Other Fees. The aggregate fees billed by Francis & Co., other than for services reported above, were $6,800 in 2004 and $17,280 in 2003. These fees related to services provided in connection with securities and banking regulatory filings.

     All services described above were pre-approved by the Audit Committee.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF FRANCIS & CO. AS THE COMPANY'S INDEPENDENT AUDITORS.


                        CORPORATE GOVERNANCE AND BOARD MATTERS

MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors presently consists of 13 members. The Board of Directors held twelve meetings during 2004. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served, with the exception of Charles Balfour, who attended an aggregate of 65%, and Diane Parker, who attended an aggregate of 18%. It is the policy of the Company that the Company's directors attend the annual meetings of shareholders, and twelve directors attended the 2004 annual meeting of shareholders.

BOARD INDEPENDENCE

     The Board has determined that each of its members other than Mr. Cheney, the Company's President and Chief Executive Officer, and Mr. Hodges, the Company's Executive Vice President, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the National Association of Securities Dealers' listing standards, as currently in effect.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee.
The Board of Directors of the Company does not have a Compensation Committee, as each of the officers of the Company is compensated solely by the Company's wholly owned subsidiary, Thomasville National Bank (the "Bank"). The Board of Directors of the Bank does has a Compensation Committee, which is described below.

     The Audit Committee, which met four times during 2004, reviews the affairs of the Company with the Company's independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company's internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company's independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company's auditing accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee's members are Messrs. Balfour, Hancock, Lewis, Scott and Singletary. The Audit Committee does not have an "audit committee financial expert," as defined by SEC rules. The Board believes that the current members of the Audit Committee, as a whole based on their experiences and backgrounds, are qualified to effectively carry out the duties and responsibilities of the Audit Committee. Each Audit Committee member has significant experience in accounting and audit functions, internal controls and budget preparation and has an understanding of generally accepted accounting principles and financial statements. The Board of Directors has not adopted an Audit Committee Charter.

     The Compensation Committee of the Bank, which met one time during 2004, is responsible for reviewing and making recommendations to the Board of Directors of the Bank with respect to compensation of officers of the Company and the Bank. The Compensation Committee's members are Messrs. Cheney, Cone, Hancock, Hodges, McKinnon and Singletary.

NOMINATION OF DIRECTORS

     The Company does not have a Nominating Committee or a charter governing the nominating process. Director selection and review is conducted by the entire Board of Directors. The Company believes that this is adequate for a small community financial institution. Each member of the Board of Directors has a long-standing relationship with the Company as a director, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors. A description of the nominating process, including director nominees recommended by shareholders, is below.

     It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board seeks a diverse group of candidates who posses the background, skills and expertise to make significant contributions to the Board, the Company and its shareholders. Desired qualities to be considered include:

Experience  (in one or more of the following):
----------

     * High-level leadership experience in business or administrative activities;
     * Breadth of knowledge about issues affecting the Company and its subsidiaries;
     * The ability and willingness to contribute special competencies to Board activities; and
     *   The ability to read and understand financial statements.

Personal Attributes
-------------------

     *   Personal integrity;
     *   Loyalty to the Company and concern for its success and welfare;
     *   Willingness to apply sound and independent business judgment;
     * Awareness of a director's vital role in the Company's good corporate citizenship and its corporate image;
     *   Availability for meetings and consultation on Company matters;
     *   Contacts within the community; and
     *   The willingness to assume Board and fiduciary responsibilities.

     Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     Nominations by the Board. In the case of incumbent directors whose terms are set to expire, the remaining directors on the Board will review such directors' overall service to the Company during their term, including the number of meetings attended, their level of participation, quality of their performance and any transactions between such directors and the Company during their term in determining whether or not such incumbent directors should be nominated for re-election to the Board. In the case of new director candidates, the Board will seek candidates meeting the criteria set forth above from the Board's network of contacts. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

     Nominations by Shareholders. The Board will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:

     * Shareholder nominations must be delivered in writing to the Secretary of the Company;
     * Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person's other board memberships, if any; and
     * The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.

     Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual shareholders meeting. Any submissions received after such date will not be considered until the following year's annual shareholder meeting.

     The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors has implemented a process for shareholders to send communications to the Board. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     The deadline for submission of shareholder proposals for inclusion in the Company's proxy statement for the 2006 Annual Meeting of Shareholders is December 27, 2005. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2006 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 12, 2006, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

COMPENSATION OF DIRECTORS

     The Board of Directors of the Company has adopted a deferred compensation plan (the "2000 Directors' Plan") for the Company's directors providing for grants of restricted stock to directors as compensation for each Board meeting and Committee meeting attended. The 2000 Directors' Plan provides that each director is deemed to have earned shares of restricted stock in the amount of 40 shares of the Company's common stock for each Bank and each Company Committee meeting attended and 60 shares for each Bank and each Company Board of Directors meeting attended. The shares of restricted stock earned pursuant to the terms of the 2000 Directors' Plan do not vest and will not be issued until the earlier to occur of either (i) the retirement, resignation or removal of the director from the Company's Board of Directors or (ii) a change in control of the Company.

CODE OF ETHICS

     The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and its senior financial officers, a copy of which was filed as Exhibit
14.1 to the Company's Form 10-KSB for the year ended December 31, 2003.

NO FAMILY RELATIONSHIPS AMONG DIRECTORS AND OFFICERS

     There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.


                            EXECUTIVE OFFICERS

     Executive officers of the Company are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. The executive officers of the Company are as follows:

NAME                        POSITION WITH THE COMPANY
----                        -------------------------
Stephen H. Cheney           President and Chief Executive Officer
Charles H. Hodges, III      Executive Vice President

     Biographical information for Messrs. Cheney and Hodges is in the section titled "Proposals to be Voted On - Proposal No.1: Election of Directors," above.

                                  EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

     The following table provides certain summary information for the fiscal years ended December 31, 2004, 2003, and 2002 concerning compensation paid or accrued by the Company or the Bank to or on behalf of the executive officers of the Company:

                            SUMMARY COMPENSATION TABLE

                                                            Long-Term
                               Annual Compensation         Compensation
                            -------------------------  -------------------
                                                            Restricted
                                                              Stock
Name and                                                     Awards(1)
Principal                                                -----------------
Position                    Year    Salary     Bonus     Shares      Value
---------                   ----    ------     -----     ------      -----
Stephen H. Cheney           2004   $157,500   $47,250     1,500     $17,190
  President and Chief       2003   $147,500   $44,250     1,280     $19,200
  Executive Officer         2002   $135,000   $40,500     1,280     $19,200

Charles H. Hodges, III      2004   $128,000   $38,400     1,480     $16,960
  Executive Vice President  2003   $120,000   $20,000     1,240     $18,600
                            2002   $110,000   $33,000     1,240     $18,600

_______________

(1) Represents earned but unissued shares of restricted stock (adjusted for the 2-for-1 stock split effected July 2004) granted pursuant to the directors' deferred compensation plan and as part of the bonus plan for executive officers. See " - Compensation of Directors."

EMPLOYMENT AGREEMENTS

     Effective as of January 1, 2005, the Company and the Bank entered into employment agreements with the Company's and the Bank's President and Chief Executive Officer, Stephen H. Cheney, and Executive Vice President, Charles H. Hodges, III. Both employment agreements are for a term of four years. Under the agreements, the Bank will pay Mr. Cheney and Mr. Hodges an annual base salary of $170,000 and $135,000, respectively, and both officers will be eligible for individual bonuses of up to 30% of base salary per year as determined by the Compensation Committee of the Bank. Both officers are eligible for annual increases in base salary at the discretion of the Bank's Board of Directors and based upon the review of the Compensation Committee and the financial performance of the Bank. In addition, each officer is entitled to participate in benefit plans offered generally to other employees or to a class of employees that includes senior executives, and each is entitled to receive the use of an automobile and a family membership in the Glen Arven Country Club located in Thomasville, Georgia.

     The employment agreements are terminable by the majority vote of the Board of Directors of the Company and the Bank upon written notice to the respective officer. The agreements provide that loss of confidence by a Board of Directors in the leadership abilities of an officer is sufficient cause for termination. If either officer is terminated for any reason, the Company and the Bank shall have no further obligation other than for amounts owed to the officer on the date of termination. The employment agreements also contain noncompetion and employee nonsolication provisions that generally apply for a period of five years following the termination of employment. In the event such termination occurs as a result of a change in control (as defined in the employment agreements), the noncompetion and nonsolication provisions shall not apply.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains two equity compensation plans: (i) the Company's 2000 Directors' Plan, under which members of the Company's Board of Directors receive shares of common stock as consideration for attending board and committee meetings, and (ii) the Company's bonus plan for executive officers (the "Bonus Plan"), under which the Company's executive officers are eligible to receive bonuses in the form of the right to receive shares of the Company's common stock. For additional information regarding the 2000 Directors' Plan, see "Compensation of Directors," above. The Company has also granted a number of options to executive officers and employees, which are not governed by a plan. The following table sets forth, as of December 31, 2004, the number of shares to be issued upon the exercise of outstanding options (column (a)) and the weighted average exercise price of those options (column (b)), and the number of securities reserved for issuance under the 2000 Directors' Plan (column (c)). There is no set number of shares reserved for issuance under the Bonus Plan. Neither the 2000 Directors' Plan, the Bonus Plan, nor the individual option grants have been approved by the Company's shareholders.

                                                            Number of
                             Number of     Weighted-    securities remaining
                           securities to    average        available for
                           be issued upon   exercise      future issuance
                             exercise of    price of        under equity
                             outstanding   outstanding   compensation plans
                              options,       options,   (excluding securities
                            warrants and    warrants          reflected
                               rights       and rights      in column (a))
Plan category                    (a)           (b)               (c)
-------------                  -------       -------           -------
Equity compensation
 plans approved by
 security holders                    0         --                   0

Equity compensation plans
 not approved by security
 holders                        19,200        $8.36            19,200
                                ------        -----            ------
Total                           19,200        $8.36            19,200
                                ======        =====            ======

                               RELATED PARTY TRANSACTIONS

     The Bank extends loans from time to time to certain of the Company's and the Bank's directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.


                                 AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's 2004 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2004 for filing with the SEC.

                                        Respectfully submitted,

                                        The Audit Committee

                                        Charles A. Balfour
                                        Charles E. Hancock, M.D.
                                        David O. Lewis
                                        Cochran A. Scott, Jr.
                                        Richard L. Singletary, Jr.

                             SECURITY OWNERSHIP OF CERTAIN
                            BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 2005 with respect to ownership of the outstanding common stock of the Company by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock:

                                           Amount and
                                           Nature of          Percent of
                                           Beneficial         Outstanding
Name of Beneficial Owner                  Ownership(1)          Shares(2)
------------------------                   --------             ---------

Charles A. Balfour                          45,380(3)             1.5%
Stephen H. Cheney                          154,338(4)             5.2%
David A. Cone                               11,190(5)              *
Charles E. Hancock, M.D.                    60,710(6)             2.1%
Charles H. Hodges, III                      90,572(7)             3.1%
Harold L. Jackson                           29,790(8)             1.0%
David O. Lewis                               5,880(9)              *
Charles W. McKinnon, Jr.                    59,515(10)            2.0%
Randall L. Moore                            64,200(11)            2.2%
Diane W. Parker                             46,020(12)            1.6%
J. Mark Parker                              59,620(13)            2.0%
Cochran A. Scott, Jr.                       75,160(14)            2.6%
Richard L. Singletary, Jr.                 148,632(15)            5.1%

  All executive officers and directors     851,007(16)           28.5%
    as a group (13 persons)
______________________________

*     Less than 1%.
(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)   The percentages are based upon 2,938,067 shares outstanding.
(3) Includes 10,000 shares held by Mr. Balfour as custodian for his children and 3,380 shares earned pursuant to the 2000 Directors' Plan.
(4) Includes 1,444 shares held in Mr. Cheney's wife's individual retirement account, 60,000 shares held in Mr. Cheney's father's individual retirement account for the benefit of Mr. Cheney, 9,100 shares earned pursuant to the 2000 Directors' Plan, and 5,186 shares earned pursuant to the Bonus Plan. Mr. Cheney's address is 301 N. Broad Street, Thomasville, Georgia 31792.
(5)   Includes 3,990 shares earned pursuant to the 2000 Directors' Plan.
(6)   Includes 4,780 shares earned pursuant to the 2000 Directors' Plan.
(7) Includes 1,864 shares held by Mr. Hodges as custodian for his children, 8,340 shares earned pursuant to the 2000 Directors' Plan, and 3,756 shares earned pursuant to the Bonus Plan.
(8)   Includes 3,790 shares earned pursuant to the 2000 Directors' Plan.
(9)   Includes 4,480 shares earned pursuant to the 2000 Directors' Plan.
(10)  Includes 8,620 shares earned pursuant to the 2000 Directors' Plan.

(11)  Includes 4,200 shares earned pursuant to the 2000 Directors' Plan.
(12) Shares are held in trust in the name of Central Memphis Company, c/o First Tennessee Bank Trust Division. Includes 3,020 shares earned pursuant to the 2000 Directors' Plan.
(13)  Includes 1,620 shares earned pursuant to the 2000 Directors' Plan.
(14) Includes 48,000 shares held by Mr. Scott as custodian for his children and 5,360 shares earned pursuant to the 2000 Directors' Plan.
(15) Includes 20,000 shares owned by Mr. Singletary's wife and 20,572 shares held in Mr. Singletary's wife's individual retirement account and includes 9,400 shares earned pursuant to the 2000 Directors' Plan. Mr. Singletary's address is 102 Chukkars Drive, Thomasville, Georgia 31792.
(16) Includes 70,080 shares earned pursuant to the 2000 Directors' Plan and 8,942 shares awarded pursuant to the Bonus Plan.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2004, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.


                                   OTHER MATTERS

ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

     Additional information concerning the Company, including financial statements, is provided in the Company's 2004 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Ms. Hollie Lloyd, Senior Operations Officer, at the offices of the Company, 301 North Broad Street, Thomasville, Georgia 31792. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the 2005 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

                                  FINANCIAL APPENDIX
                                  ------------------


Management's Discussion and Analysis of Financial
   Condition and Results of Operations . . . . . . . . . . . . . . . . . A-1

Report of Independent Accountants  . . . . . . . . . . . . . . . . . . . A-8

Consolidated Financial Statements

    Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . A-9

    Consolidated Statements of Income  . . . . . . . . . . . . . . . . . A-10

    Consolidated Statements of Changes in Shareholders' Equity . . . . . A-11

    Consolidated Statements of Cash Flows  . . . . . . . . . . . . . . . A-12

    Notes to Consolidated Financial Statements . . . . . . . . . . . . . A-13

Market for Registrant's Common Equity and Related Stockholder Matters  . A-44

             Management's Discussion and Analysis of Financial Condition
             -----------------------------------------------------------
                           and Results of Operations
                           -------------------------

      The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere herein.

OVERVIEW

      The Company's principal asset is its ownership of the Bank. Accordingly, the Company's results of operations are primarily dependent upon its results of operations of the Bank. The Bank conducts a commercial banking business consisting of attracting both retail and business deposits, and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate earned and paid on these balances. Net interest income is dependent upon the Bank's interest-rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities , any positive interest rate spread will generate net interest income. The interest rate spread is impacted by interest rates, deposit flows, and loan demand. Additionally, and to a lesser extent, the Bank's profitability is affected by such factors as the level of noninterest income and expenses, the provision for loan losses, and its effective tax rate. Noninterest income consists primarily of service charges and fees. Noninterest expense consists of salaries and employee benefits, occupancy expenses, professional fees, and other operating expenses.

      The Company's results of operations are also dependent upon the results of operations of TNBFS. The earnings of TNBFS are generated primarily through fees received for asset management services.

CRITICAL ACCOUNTING POLICIES

      Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. The Company believes that the most critical accounting policies upon which its financial condition depends, and which involve the most complex or subjective decisions or assessments are as follows:

      ALLOWANCE FOR LOAN LOSSES. Arriving at an appropriate level of allowance for loan losses involves a high degree of judgment. The Company's allowance for loan losses provides for probable losses based upon evaluations of known and inherent risks in the loan portfolio. Management uses historical information to assess the adequacy of the allowance for loan losses as well as the prevailing business environment; as it is affected by changing economic conditions and various external factors, which may impact the portfolio in ways currently unforeseen. The allowance is increased by provisions for loan losses and by recoveries of loans previously charge-off and reduced by loans charged-off. For a full discussion of the Company's methodology of assessing the adequacy of the allowance for loan losses, see the "Allowance for Loan Losses" discussion below, as well as Note 2 in the Company's consolidated financial statements included in this Report.

      INCOME TAXES. The Company estimates income tax expense based on the amount it expects to owe various tax authorities. Taxes are discussed in more detail in Note 13 of the consolidated financial statements. Accrued taxes represent the net estimated amount due to or to be received from taxing authorities. In estimating accrued taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions taking into account statutory, judicial and regulatory guidance in the context of its tax position. Although the Company uses available information to record accrued income taxes, underlying estimates and assumptions can change over time as a result of unanticipated events or circumstances such as changes in tax laws influencing the Company's overall tax position.

      VALUATION OF GOODWILL/INTANGIBLE ASSETS AND ANALYSIS FOR IMPAIRMENT. In its endeavor to enhance shareholders' value, the Company acquired TNBFS (formerly Joseph Parker & Co., Inc.) in July 2002. TNBFS is a well established money management firm with approximately $200 million under management. The Company utilized the purchase method to reflect the acquisition of TNBFS. Accordingly, the Company was required to record assets acquired and liabilities assumed at their fair value which is an estimate determined by the use of internal or other valuation techniques. These valuation estimates result in goodwill and other intangible assets. Goodwill is subject to ongoing periodic impairment tests and is evaluated using various fair value techniques including multiples of price/equity and price/earnings ratios.

RESULTS OF OPERATIONS

      For 2004, total assets increased by $34.4 million to $239.9 million. Cash and cash equivalents increased by $0.1 million to $6.6 million; securities increased by $9.0 million to $18.4 million; loans increased by $24.6 million to $204.3 million; and all remaining assets increased by $0.7 million to $10.5 million.

      To fund the growth in assets, deposits increased by $33.7 million to $199.2 million; borrowings decreased by $0.5 million to $19.4 million; federal funds purchased decreased by $1.2 million to $1.1 million; and the equity accounts increased by $2.2 million to $19.5 million.

Net Interest Income

      Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the period indicated.

                                 Year Ended                Year Ended
                              December 31, 2004         December 31, 2003
                              -----------------         -----------------
                                   Interest                   Interest
                           Average  Income/  Yield/   Average  Income/ Yield/
                           Balance  Expense   Cost    Balance  Expense  Cost
                           -------  -------   ----    -------  -------  ----
                                        (Dollars in thousands)
Federal funds sold         $  3,929  $    62  1.58%  $  5,405  $    56  1.04%
Securities                   12,176      442  3.63%     8,022      298  3.71%
Loans, net                  189,927   11,313  5.96%   166,639   10,091  6.06%
                            -------   ------          -------   ------
   Total earning assets    $206,032  $11,817  5.74%  $180,066  $10,445  5.80%
                            =======   ======          =======   ======

Interest bearing deposits  $155,532  $ 2,805  1.80%  $140,765  $ 2,877  2.04%
Other borrowings             25,711      872  3.39%    16,595      697  4.20%
                            -------   ------          -------   ------
   Total interest
   -bearing liabilities    $181,243  $ 3,677  2.03%  $157,360  $ 3,574  2.27%
                            =======   ======          =======   ======

Net yield on earning assets                   3.95%                     3.82%

      Net yield on interest-earning assets for 2004 and 2003 was 3.95% and 3.82%, respectively. The Company was able to increase its net yield on earning assets despite a general decline in the interest rate environment. This was achieved primarily due to a robust loan demand, and management's ability to reduce the cost of funds faster than the reduction in the yield on earning assets.

Non-Interest Income

      Non-interest income for 2004 and 2003 amounted to $2,598,675 and $2,074,606, respectively. As a percent of average assets, non-interest income increased from 1.07% in 2003 to 1.17% in 2004. The increase in non-interest income is primarily due to fee income generated by TNBFS for money management services, as well as fee income generated by the Bank for trust services. The Bank was also able to increase fees for services, such as data processing, it provides to other financial institutions.

      The following table summarizes the major components of non-interest income for the years ended December 31, 2004 and 2003.


                                            Year ended December 31,
                                            -----------------------
                                              2004            2003
                                              ----            ----
                                                 (In thousands)
   Fees, money management                   $ 1,025         $   918
   Service fees on deposit accounts             644             662
   Trust services                               474             273
   Miscellaneous, other                         456             222
                                            -------         -------
      Total non-interest income             $ 2,599         $ 2,075
                                            =======         =======

Non-Interest Expense

      Non-interest expense increased from $5,499,396 in 2003 to $6,002,620 in 2004. As a percent of total average assets, non-interest expense decreased from 2.86% in 2003 to 2.71% in 2004. The increase is primarily due to costs associated with the expansion of TNBFS as well as the Bank's trust department. However, as evidenced by the fact that non-interest expense, as a percent of total average assets, decreased from calendar year 2003 to 2004, the Company has achieved a higher degree of efficiency.

      The following table summarizes the major components of non-interest expense for 2004 and 2003.

                                            2004            2003
                                            ----            ----
                                               (In thousands)
     Salaries and benefits                $  3,252        $  3,035
     Data processing, ATM                      217             193
     Professional fees                         327             291
     Advertising and public relations          337             243
     Depreciation, amortization                395             430
     Other operating expenses                1,475           1,307
                                           -------         -------
        Total non-interest expense        $  6,003        $  5,499
                                           =======         =======

Allowance For Loan Losses

      During 2004, the allowance for loan losses increased from $1,960,822 to $2,224,845. As a percent of gross loans, the allowance for loan losses remained constant at 1.08% for both 2003 and 2004. Net charge-offs during 2004 amounted to $245,977, or 0.13% of average loans. During 2003, the allowance for loan losses increased from $1,722,097 to $1,960,822. As a percent of gross loans, the allowance for loan losses declined from 1.10% in 2002 to 1.08% in 2003. Net charge-offs during 2003 amounted to $181,275, or 0.11% of average loans. As of December 31, 2004, management considers the allowance for loan losses to be adequate to absorb future losses. However, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

INTEREST RATE SENSITIVITY

      Net interest income, the Company's primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any time constitute interest rate sensitivity.

      Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates.
The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to manage rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the Company's overall interest rate risk.

      The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The Company's interest rate sensitivity position at December 31, 2004 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same pace, the gap is only a general indicator of rate sensitivity.

                                   After
                                   three    After     After
                                   months    six       one
                                    but     months   year but
                          Within   within    but      within   After
                          three     six     within     five    five
                          months   months  one year    years   years   Total
                         ------   ------  --------  --------  -----    -----
                                     (Dollars in thousands)
EARNING ASSETS
Loans                   $114,052 $ 10,117  $ 13,889  $64,296 $ 4,199  $206,553
Available-for-sale
 securities                5,201     --         616    9,819   2,785    18,421
Federal funds sold           662     --        --       --      --         662
                         -------  -------   -------   ------  ------   -------
Total earning assets    $119,915 $ 10,117  $ 14,505  $74,115 $ 6,984  $225,636
                         =======  =======   =======   ======  ======   =======

SUPPORTING SOURCE OF FUNDS
Federal funds
  purchased             $  1,097 $   --    $   --    $  --   $  --    $  1,097
Interest-bearing demand
  deposits and savings   110,959     --        --       --      --     110,959
Certificates,
  less than $100M         13,956    2,473     7,782    5,141    --      29,352
Certificates,
  $100M and over           3,858    5,288    20,492    3,195    --      32,833
Borrowings                 1,012    2,285     2,024    5,284    --      19,376
                         -------  -------   -------   ------  ------   -------
Total interest-
  bearing liabilities   $130,882 $ 10,046  $ 30,298  $13,620 $ 8,771  $193,617
                          ======  =======   =======   ======  ======   =======

Interest rate
  sensitivity gap      $(10,967) $     71  $(15,793) $60,495 $(1,787) $ 32,019

Cumulative gap         $(10,967) $(10,896) $(26,689) $33,806 $32,019  $ 32,019

Interest rate
  sensitivity gap ratio    0.92      1.01      0.48     5.44    0.80      1.17

Cumulative interest rate
  sensitivity gap ratio    0.92      0.92      0.84     1.18    1.17      1.17

      As evidenced by the table above, at December 31, 2004, the Company was liability sensitive up to one year, and asset sensitive thereafter. In a declining interest rate environment, a liability sensitive position (a gap ratio of less than 1.0) is generally more advantageous since liabilities are repriced sooner than assets. Conversely, in a rising interest rate environment, an asset sensitive position (a gap ratio over 1.0) is generally more advantageous as earning assets are repriced sooner than the liabilities. With respect to the Company, an increase in interest rates would reduce income for one year and increase income thereafter. Conversely, a decline in interest rates would increase income for one year and decrease income thereafter. This, however, assumes that all other factors affecting income remain constant.

      As the Company continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The Bank's Asset/Liability Committee meets on a monthly basis and develops management's strategy for the upcoming period. This strategy includes anticipations of future interest rate movements.

LIQUIDITY

      Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. The Company's primary source of liquidity is its ability to maintain and increase deposits through the Bank. Deposits increased by $33.7 million during 2004 and by $11.6 million in 2003.

      Below are the pertinent liquidity balances and ratios at December 31, 2004 and 2003:

                                                  December 31,
                                         ----------------------------
                                           2004                 2003
                                         -------              -------
                                              (Dollars in thousands)
  Cash and cash equivalents              $ 6,626              $ 6,531
  Securities                              18,421                9,411
  CDs, over $100,000
   to total deposits ratio                 16.5%                11.3%
  Loan to deposit ratio                   102.6%               108.6%
  Brokered deposits                       18,228                 --

      Cash and cash equivalents are the primary source of liquidity. At December 31, 2004, cash and cash equivalents amounted to $6.6 million, representing 2.8% of total assets. Securities available for sale provide a secondary source of liquidity. At December 31, 2004, total securities amounted to $18.4 million, representing 7.7% of total assets.

      At December 31, 2004, large denomination certificates accounted for 16.5% of total deposits. As a percent of total deposits, large denomination certificates increased from 11.3% at December 31, 2003 to 16.5% at December 31, 2004. Large denomination CDs are generally more volatile than other deposits. As a result, management continually monitors the competitiveness of the rates it pays on its large denomination CDs and periodically adjusts its rates in accordance with market demands. Significant withdrawals of large denomination CDs may have a material adverse effect on the Bank's liquidity.

      Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of December 31, 2004, the Company had $18.2 million in brokered deposits, many in large denomination CDs.

      Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in the Company's liquidity increasing or decreasing in any material way in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

      In the normal course of business, the Bank enters into certain off-balance sheet transactions that are connected with meeting the financing needs of its customers. These off-balance sheet arrangements consist of letters of credit and commitments to extend credit.

      At December 31, 2004 and 2003, the Company had unused loan commitments of approximately $25.1 million and $21.2 million, respectively. Additionally, standby letters of credit of approximately $4.4 million and $2.7 were outstanding at December 31, 2004 and 2003, respectively. The majority of these commitments are collateralized by various assets. No material losses are anticipated as a result of these transactions.

CAPITAL ADEQUACY

      There are primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

      Risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

      The second measure of capital adequacy relates to the leverage ratio.
The OCC has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital by total assets.

      The table below illustrates the Bank's and Company's regulatory capital ratios at December 31, 2004:


                                                          Minimum
                                                         Regulatory
                                    December 31, 2004    Requirement
                                    -----------------    -----------
 Bank
 ----
 Tier 1 Capital                           10.3%              4.0%
 Tier 2 Capital                            1.2%              N/A
    Total risk-based capital ratio        11.5%              8.0%
 Leverage ratio                            7.7%              3.0%

 Company - Consolidated
 ----------------------
 Tier 1 Capital                           10.8%              4.0%
 Tier 2 Capital                            1.2%              N/A
    Total risk-based capital ratio        12.0%              8.0%
 Leverage ratio                            8.1%              3.0%

      The above ratios indicate that the capital positions of the Company and the Bank are sound and that the Company is well positioned for future growth.

RECENT ISSUANCE OF TRUST PREFERRED SECURITIES

      On March 30, 2005, the Company, through a newly formed Delaware statutory trust, completed the sale of $4.0 million of trust preferred securities (the "Trust Preferred Securities"). The Trust Preferred Securities have a maturity of 30 years and are redeemable beginning in June 2010 or upon the occurrence of certain other conditions. The Company will use approximately $2.7 million of the proceeds from the sale of the Trust Preferred Securities to repay holding company indebtedness and the remaining approximately $1.3 million will be contributed as capital to the Bank. The Trust Preferred Securities pay cumulative cash distributions accumulating from the date of issuance at an annual rate of LIBOR plus 1.90% of the liquidation amount of $1,000 per preferred security on March 31, June 30, September 30 and December 31 of each year. The Trust Preferred Securities will be recorded as subordinated debt on the consolidated balance sheet, but, subject to certain limitations, will qualify as Tier 1 capital for regulatory capital purposes.

                       [LETTERHEAD OF FRANCIS & CO., CPAS]

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


Board of Directors and Shareholders
Thomasville Bancshares, Inc.
Thomasville, Georgia

     We have audited the accompanying consolidated balance sheets of Thomasville Bancshares, Inc., (the "Company"), and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thomasville Bancshares, Inc., and subsidiaries at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Francis & Co., CPAs

Atlanta, Georgia
March 3, 2005

                           THOMASVILLE BANCSHARES, INC.
                               THOMASVILLE, GEORGIA
                           Consolidated Balance Sheets


                                     ASSETS
                                     ------
                                                      As of December 31,
                                                  ---------------------------
                                                      2004           2003
                                                      ----           ----
Cash and due from banks                           $  5,963,843   $  6,142,076
Federal funds sold, net                                662,263        389,703
                                                   -----------    -----------
  Total cash and cash equivalents                 $  6,626,106   $  6,531,779
Securities:
 Available-for-sale at fair value                   18,421,154      9,410,892
Loans, net                                         204,328,320    179,749,910
Property and equipment, net                          4,815,924      4,281,826
Goodwill                                             3,372,259      3,417,259
Other assets                                         2,320,074      2,098,506
                                                   -----------    -----------
  Total Assets                                    $239,883,837   $205,490,172
                                                   ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------
Liabilities:
------------
 Deposits
  Non-interest bearing deposits                   $ 26,063,129   $ 21,993,126
  Interest bearing deposits                        173,143,434    143,506,633
                                                   -----------    -----------
       Total deposits                             $199,206,563   $165,499,759
Federal funds purchased                              1,097,000      2,264,000
Borrowings                                          19,376,107     19,893,654
Other liabilities                                      682,627        531,253
                                                   -----------    -----------
  Total Liabilities                               $220,362,297   $188,188,666
                                                   -----------    -----------

Commitments and Contingencies
-----------------------------

Shareholders' Equity:
---------------------
 Common stock, 1.00 par value, 10,000,000
 shares authorized; 2,937,625 (2004) and
 2,934,076 (2003) shares issued
 and outstanding                                  $  2,937,625   $  2,934,076
Paid-in-capital                                      7,872,245      7,615,280
Retained earnings                                    8,739,226      6,759,183
Accumulated other comprehensive income                 (27,556)        (7,033)
                                                   -----------    -----------
   Total Shareholders' Equity                     $ 19,521,540   $ 17,301,506
                                                   -----------    -----------
   Total Liabilities and Shareholders' Equity     $239,883,837   $205,490,172
                                                   ===========    ===========


              Refer to notes to the consolidated financial statements.

                           THOMASVILLE BANCSHARES, INC.
                               THOMASVILLE, GEORGIA
                        Consolidated Statements of Income


                                                For the Years Ended December 31,
                                                --------------------------------
                                                      2004           2003
                                                      ----           ----
Interest Income:
----------------
 Interest and fees on loans                       $ 11,312,578   $ 10,090,619
 Interest on investment securities                     442,366        298,329
 Interest on federal funds sold                         62,106         55,557
                                                   -----------    -----------
    Total interest income                         $ 11,817,050   $ 10,444,505

Interest Expense:
-----------------
 Interest on deposits and borrowings                 3,677,496      3,573,702
                                                   -----------    -----------

Net interest income                               $  8,139,554   $  6,870,803
Provision for possible loan losses                     510,000        420,000
                                                   -----------    -----------

Net interest income after provision for
  possible loan losses                            $  7,629,554   $  6,450,803
                                                   -----------    -----------

Other Income:
-------------
 Fees, money management                           $  1,025,396   $    918,069
 Service fees on deposit accounts                      644,055        662,128
 Trust services                                        473,765        272,960
 Miscellaneous, other                                  455,459        221,449
                                                   -----------    -----------
     Total other income                           $  2,598,675   $  2,074,606
                                                   -----------    -----------

Other Expenses:
---------------
  Salaries and benefits                           $  3,252,251   $  3,034,607
  Data processing and ATM                              216,415        193,374
  Advertising and public relations                     337,319        242,983
  Depreciation                                         395,149        430,461
  Professional fees                                    326,532        290,735
  Other operating expenses                           1,474,954      1,307,236
                                                   -----------    -----------
     Total other expenses                         $  6,002,620   $  5,499,396
                                                   -----------    -----------

Income before income tax                          $  4,225,609   $  3,026,013
Income tax                                           1,570,202      1,069,308
                                                   -----------    -----------

Net income                                        $  2,655,407   $  1,956,705
                                                   ===========    ===========

Basic earnings per share                          $        .90   $        .68
                                                   ===========    ===========
Diluted earnings per share                        $        .88   $        .66
                                                   ===========    ===========

Weighted average number of
shares outstanding:

     Basic                                           2,935,849      2,887,660
                                                   ===========    ===========
     Diluted                                         3,023,461      2,953,482
                                                   ===========    ===========


              Refer to notes to the consolidated financial statements.

                           THOMASVILLE BANCSHARES, INC.
                               THOMASVILLE, GEORGIA
             Consolidated Statements of Changes in Shareholders' Equity
                  For the Years ended December 31, 2003 and 2004

                                                       Accumulated
                                                          Other
                 Common Stock        Paid                Compre-
              ------------------     -in-      Retained  hensive
              Shares   Par Value    Capital    Earnings  Income      Total
              ------   ---------    -------    --------  ------      -----
Balance,
 December 31,
 2002        1,443,558 $1,443,558 $8,761,714 $5,452,079 $  51,389  $15,708,740
             ---------  ---------  ---------  ---------  --------   ----------

Comprehensive income:
 Net income,
  2003          --          --         --     1,956,705     --       1,956,705
 Net unrealized
  (loss),
  securities    --          --         --        --       (58,422)     (58,422)
             ---------  ---------  ---------  ---------  --------   ----------
Total
 comprehensive
 income         --          --         --     1,956,705   (58,422)   1,898,283

Issuance
 of stock       23,480     23,480    216,654     --        --          240,134

Restricted
  stock         --          --       103,950     --        --          103,950

Dividends
 paid            --         --         --      (649,601)    --        (649,601)

Effect of
 2:1 stock
 split       1,467,038  1,467,038 (1,467,038)    --         --               0
             ---------  ---------  ---------  ---------  --------   ----------
Balance,
 December 31,
 2003        2,934,076 $2,934,076 $7,615,280 $6,759,183 $  (7,033) $17,301,506
             ---------  ---------  ---------  ---------  --------   ----------

Comprehensive income:
 Net income,
  2004          --          --         --     2,655,407     --       2,655,407
 Net unrealized
  (loss),
  securities    --          --         --        --       (20,523)     (20,523)
             ---------  ---------  ---------  ---------  --------   ----------
Total
 comprehensive
 income         --          --         --     2,655,407   (20,523)   2,634,884

Issuance
 of stock        3,549      3,549     37,108     --        --           40,657

Restricted
  stock         --          --       219,857     --        --          219,857

Dividends
 paid            --         --         --      (675,364)    --        (675,364)
             ---------  ---------  ---------  ---------  --------   ----------
Balance,
 December 31,
 2004        2,937,625 $2,937,625 $7,872,245 $8,739,226 $ (27,556) $19,521,540
             =========  =========  =========  =========  ========   ==========


              Refer to notes to the consolidated financial statements.

                           THOMASVILLE BANCSHARES, INC.
                               THOMASVILLE, GEORGIA
                       Consolidated Statements of Cash Flows

                                                For the Years Ended December 31,
                                                --------------------------------
                                                      2004           2003
                                                      ----           ----
Cash flows from operating activities:
-------------------------------------
  Net income                                      $  2,655,407   $  1,956,705
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Provisions for loan losses                       510,000        420,000
      Depreciation                                     395,149        430,461
      Net amortization, securities                     141,436        (62,592)
      Deferred asset                                   219,857        103,950
      Write down of goodwill                            45,000        -  -
  (Increase) in receivables and other assets          (221,568)      (395,500)
  Increase in payables and other liabilities        (1,015,626)     2,186,879
                                                   -----------    -----------
Net cash provided by operating activities         $  2,729,655   $  4,639,903
                                                   -----------    -----------

Cash flows from investing activities:
-------------------------------------
   Purchase of securities, AFS                    $(13,272,221)  $ (7,028,262)
   Maturity and calls of securities, AFS             4,100,000      5,280,000
   (Increase) in loans, net                        (25,088,410)   (25,269,966)
   Purchase of premises and equipment                 (929,247)      (544,243)
                                                   -----------    -----------
Net cash used in investing activities             $(35,189,878)  $(27,562,471)
                                                   -----------    -----------

Cash flows from financing activities:
-------------------------------------
   Exercise of stock options                      $     -  -     $    165,000
   Issuance of stock                                    40,657         75,134
   Increase in deposits                             33,706,804     11,579,371
   (Decrease) in borrowed funds                       (517,547)     4,742,809
   Dividends paid                                     (675,364)      (649,601)
                                                   -----------    -----------
Net cash provided by financing activities         $ 32,554,550   $ 15,912,713
                                                   -----------    -----------

Net increase/(decrease)
    in cash and cash equivalents                  $     94,327   $ (7,009,855)
Cash and cash equivalents,
    beginning of period                              6,531,779     13,541,634
                                                   -----------    -----------
Cash and cash equivalents, end period             $  6,626,106   $  6,531,779
                                                   ===========    ===========

Supplemental Information:
Income taxes paid                                 $  1,372,658   $  1,038,778
                                                   ===========    ===========
Interest paid                                     $  3,678,314   $  3,627,448
                                                   ===========    ===========


            Refer to notes to the consolidated financial statements.

                           THOMASVILLE BANCSHARES, INC.
                               THOMASVILLE, GEORGIA
                     Notes to Consolidated Financial Statements
                            December 31, 2004 and 2003


NOTE 1 - ORGANIZATION OF THE BUSINESS

     Thomasville Bancshares, Inc., Thomasville, Georgia (the "Company") was organized in January, 1995 to serve as a holding company for a proposed de novo bank, Thomasville National Bank, Thomasville, Georgia (the "Bank"). The Company commenced banking operations on October 2, 1995. The Bank is primarily engaged in the business of obtaining deposits and providing commercial consumer and real estate loans to the general public. The Bank also offers trust services. The Bank operates out of two banking offices, both in Thomasville, Georgia. The Bank's deposits are each insured up to $100,000 by the Federal Deposit Insurance Corporation (the "FDIC") subject to certain limitations imposed by the FDIC. In addition to the Bank, the Company has one other subsidiary, TNB Financial Services, Inc. (the "TNBFS"), through which the Company offers money management services. On July 15, 2004, the Company effected a two-for-one stock split.


NOTE 2 - SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Reclassification.  The consolidated financial
     -------------------------------------------
statements include the accounts of the Company and its subsidiaries. The Bank is a voting interest entity under U.S. generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior years amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on net income or shareholders' equity.

     Basis of Accounting.  The accounting and reporting policies of the Company
     --------------------
conform to U.S. generally accepted accounting principles and to general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for possible loan losses, the fair value of financial instruments, and the status of contingencies.

     Cash and Due from Banks.  The Company maintains deposit relationships with
     ------------------------
other banks.  At times, those deposits may exceed federally insured limits.
The Company has not experienced any material loss from such deposit relationships.

     Investment Securities.  Investment securities that the Company has the
     ----------------------
positive intent and ability to hold to maturity are classified as held-to-maturity and are reported at amortized cost. Investment securities held for current resale are classified as trading securities and are reported at fair value, with unrealized gains and losses included in earnings. Investment securities to be held for indefinite periods of time are classified as available-for-sale. Generally, in the available-for-sale category are securities that are held to meet investment objectives such as interest rate risk, liquidity management and asset-liability management strategies among others. Available-for-sale securities are reported at fair market with unrealized holding gains and losses reported in a separate component of accumulated other comprehensive income, net of applicable deferred income taxes. The classification of investment securities as held-to-maturity, trading or available-for-sale is determined at the date of purchase.

     Interest income includes amortization of purchase premiums and discounts. Realized gains and losses are derived from the amortized cost of the security sold. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

     Loans, Interest and Fee Income on Loans.  Loans are reported at their
     ----------------------------------------
outstanding principal balance adjusted for charge-off, unearned discount, unamortized loan fees and the allowance for possible loan losses. Interest income is recognized over the term of the loan based on the principal amount outstanding. Non-refundable loan fees are taken into income to the extent they represent the direct cost of initiating a loan; the amount in excess of direct
costs is deferred and amortized over the expected life of the loan.   Loan
commitment fees for commitment periods greater than one year are deferred and amortized into fee income on a straight-line basis over the commitment period.

     Impaired loans are loans that based upon current information and events, it is deemed probable that the Company will be unable to collect all amounts due according to the contractual terms of the agreement. Impaired loans may include accruing as well as non-accruing loans. Impairment is evaluated in total for smaller balance loans of a similar nature/characteristic, and on an individual loan basis for all other loans. Accounting standards require impaired loans to be measured based on: (a) the present value of expected future cash flows discounted at the loan's original effective interest rate; or (b) the loan's observable market price; or (c) the fair value of the collateral if the loan is collateral dependent. Impaired loans, or portions thereof, are charged-off when deemed uncollectible.

     Accrual of interest on loans is discontinued either when: (i) Reasonable doubt exists as to the full or timely collection of interest or principal,
(ii) A loan becomes contractually past due by 90 days or more with respect to interest or principal, or (iii) The terms of the loan have been renegotiated due to a serious weakening of the borrower's financial condition. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income, and the loan is accounted for on the cash or cost recovery method. Loans are returned to accruing status only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. Restructured loans are those loans on which concessions in terms have been granted because of the borrower's financial or legal difficulties. Interest is generally accrued on such loans in accordance with the renegotiated terms.

     Allowance for Possible Loan Losses.   The allowance for possible loan
     -----------------------------------
losses (the "Allowance") represents management's estimate of probable losses inherent in the loan portfolio. The Allowance is established through provisions charged to operations. Loans deemed to be uncollectible are charged against the Allowance, and subsequent recoveries, if any, are credited to the Allowance.
The adequacy of the Allowance is based on management's evaluation of the loan portfolio under current economic conditions, past loan loss experience, adequacy of underlying collateral, changes in the nature and volume of the loan portfolio, review of specific problem loans, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. The evaluation for the adequacy of the Allowance is inherently subjective, as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Various regulatory agencies, as an integral part of their examination process, periodically review the Company's Allowance. Such agencies may require the Company to recognize additions to the Allowance based on their judgments about information available to them at the time of their examination.

     The Company's allowance for possible loan losses consists of three elements: (i) specific valuation allowances established for probable losses on specific loans; (ii) historical valuation allowances calculated based on historical loan loss experience for similar loans with similar characteristics and trends; and (iii) unallocated general valuation allowances determined based on general economic conditions and other qualitative risk factors both internal and external to the Company.

     Property and Equipment.  Building, leasehold improvements, furniture, and
     -----------------------
equipment are stated at cost, net of accumulated depreciation. Land is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in operations. The Company had no capitalized lease obligations at December 31, 2004 and 2003.

     Other Real Estate.  Other real estate represents property acquired by the
     ------------------
Company in satisfaction of a loan. Other real estate is carried at the lower of: (i) cost or (ii) fair value less estimated selling costs. Fair value is determined on the basis of current appraisals, comparable sales and other estimates of value obtained principally from independent sources. Any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is treated as a loan loss and charged against the allowance for loan losses. Gain or loss on the sale of the property and any subsequent adjustments to reflect changes in fair value of the property are reflected in the income statement. Recoverable costs relating to the development and improvement of the property are capitalized whereas routine holding costs are charged to expense.

     Trust and Money Management Assets and Income.  Property and funds held
     ---------------------------------------------
by the Company and its subsidiaries in a fiduciary or other capacity for the benefit of its customers are not included in the accompanying consolidated financial statements since such items are not assets of the Company. Income earned from fees charged against trust assets, including money management services, are recognized in the Company's consolidated income statements.

     Income Taxes.  Deferred income tax assets and liabilities are determined
     -------------
using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of the various balance sheet assets and liabilities and gives recognition to changes in tax rates and laws.

     A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realization of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income (in the near-term based on current projections), and tax planning strategies.

     The operating results of the Company and its subsidiaries are included in consolidated income tax returns.

     Stock-Based Compensation.  Statement of Financial Accounting Standards No.
     -------------------------
123 (SFAS 123), "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. The Company has elected to continue with the accounting methodology in Opinion No. 25. Stock options issued under the Company's Stock Options Plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them.

     Had compensation cost for the Company's Stock Options Plan been determined based on the fair value at the grant dates for awards under the Stock Options Plan consistent with the method prescribed by SFAS 123, the Company's net income and earnings per share would have been as follows:

                                                 Year Ended December 31,
                                                 -----------------------
                                                   2004            2003
                                                   ----            ----
    Net income/(loss), as reported             $ 2,655,407     $ 1,956,705
    Stock-based compensation expense                (9,347)         (9,347)
                                                ----------      ----------
    Pro-forma (fair value) net income/(loss)   $ 2,646,060     $ 1,947,358
                                                ==========      ==========

    Basic income/(loss) per share:
    As reported                                $       .90     $       .68
                                                ==========      ==========
    Pro-forma                                  $       .90     $       .67
                                                ==========      ==========

    Diluted income/(loss) per share:
    As reported                                $       .88     $       .66
                                                ==========      ==========
    Pro-forma                                  $       .88     $       .66
                                                ==========      ==========

     The pro-forma (fair value) was estimated at the date of grant using a Black-Scholes option pricing model ("BLSC Model"). BLSC Model requires the input of highly subjective assumptions, including the expected stock price volatility, and risk-free interest rates. Since changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, existing models (such as the BLSC Model) do not necessarily provide a reliable single measure of the fair value of the Company's options and warrants.

     Below are details concerning the input assumptions utilized in conjunction with BLSC Model to produce the estimates for pro-forma (fair value) income/(loss) for the periods below. Note that since no options/warrants were granted in calendar year 2004, no assumptions were necessary to construct the BLSC Model for 2004.

                                                 Year Ended December 31,
                                                 -----------------------
                                                   2004            2003
                                                   ----            ----
    Risk-free interest rate                         --%            3.95%
    Dividend yield                                  --%            2.1%
    Volatility factor                               --%           15.5%
    Weighted average life of option                 --           10 years

     Goodwill and Other Intangibles.  Goodwill represents the excess of the cost
     -------------------------------
of an acquisition over the fair value of the net assets acquired in business combinations. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", ("SFAS No. 142") and, on October 1, 2002, adopted Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions" ("SFAS No. 147"), which applies specifically to branch purchases that qualify as business combinations. Under SFAS No. 142 and No. 147, goodwill is no longer amortized but is subject to an annual review. Consistent with SFAS 142 and SFAS 147, the Company has written down $45,000 and $0, respectively, for the years ended December 31, 2004 and 2003.

     Cash and Cash Equivalents.  For purposes of reporting cash flows, cash and
     --------------------------
cash equivalents include cash on hand, deposits with other financial institutions that have an initial maturity of less than 90 days, federal funds sold and resell agreements. Net cash flows are reported for loans, loans held for sale, deposit transactions, and short-term borrowings.

     Operating Segments.  The Company determined, in accordance with Financial
     -------------------
Accounting Standards No. 131, "Disclosure about Segment of an Enterprise and Related Information," that it engages in two business segments: (i) Community/urban banking, including traditional banking services and other, enhanced services, such as trust services, all provided through the Bank subsidiary and (ii) money management services provided through TNBFS.

     Earnings Per Share.  Basic earnings per share is determined by dividing net
     -------------------
income by the weighted-average number of common shares outstanding. Diluted income per share is determined by dividing net income by the weighted average number of common shares outstanding increased by the number of common shares that would be issued assuming exercise of stock options. This also assumes that only options with an exercise price below the existing market price will be exercised. In computing net income per share, the Company uses the treasury stock method.

     Comprehensive Income.  Accounting principles generally require that
     ---------------------
recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Comprehensive income for calendar years 2004 and 2003 are shown in the consolidated statements of changes in shareholders' equity.

     Recent Accounting Pronouncements.  EXCHANGES OF NONMONETARY ASSETS:  In
     ---------------------------------
December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets", an amendment to APB Opinion No. 29, "Accounting for Nonmonetary Transactions." This statement amends the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and more broadly provides for exceptions regarding exchanges of nonmonetary assets that do not have commercial substance. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's financial condition, results of operations, or liquidity.

     SHARE-BASED PAYMENT: In December 2004, the FASB issued Statement No. 123(R), "Share-Based Payment." Statement No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. The revised Statement generally requires that companies account for these share-based transaction using the fair-value-based method, and eliminates a company's ability to account for these transactions using the intrinsic value method of accounting in APB Opinion No. 25. For small business issuers, Statement No. 123(R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has not yet determined the exact impact the new standard will have on its consolidated financial statements. The above disclosures, as required by FASB Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123," provide detail as to its results of operations as if it had applied the fair value based method and recognition provisions of Statement No. 148 to stock-based employee compensation to the current reporting periods.

     MEANING OF OTHER THAN TEMPORARY IMPAIRMENT: In March 2004, the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) released Issue 03-01, "Meaning of Other Than Temporary Impairment," which addressed other-than-temporary impairment for certain debt and equity investments. The recognition and measurement requirements of Issue 03-01, and other disclosure requirements not already implemented, were effective for periods beginning after June 15, 2004. In September 2004, the FASB staff issued FASB Staff Position
(FSP) EITF 03-1-1, which delayed the effective date for certain measurement and recognition guidance contained in Issue 03-01. The FSP requires the application of pre-existing other-than-temporary guidance during the period of delay until a final consensus is reached. Management does not anticipate the issuance of the final consensus will have a material impact on the Company's financial condition, results of operations, or liquidity.

     LOAN COMMITMENTS: On March 9, 2004, the SEC issued Staff Accounting Bulletin 105 (SAB 105), "Application of Accounting Principles to Loan Commitment" stating that the fair value of loan commitments is to be accounted for as a derivative instrument under SFAS 133, but the valuation of such commitment should not consider expected future cash flows related to servicing of the future loan.

     The Company adopted the provisions of SAB 105 as of January 1, 2004. Adoption of SAB 105 did not result in a material impact on the Company's financial condition, results of operations, or liquidity.

     ACCOUNTING FOR CERTAIN LOANS OR DEBT SECURITIES ACQUIRED IN A TRANSFER: In December 2003, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer." SOP 03-3 requires acquired loans, including debt securities, to be recorded at the amount of the purchaser's initial investment and prohibits carrying over valuation allowances from the seller for those individually-evaluated loans that have evidence of deterioration in credit quality since origination, and it is probable all contractual cash flows on the loan will be unable to be collected. SOP 03-3 also requires the excess of all undiscounted cash flows expected to be collected at acquisition over the purchaser's initial investment to be recognized as interest income on a level-yield basis over the life of the loan. Subsequent increases in cash flows expected to be collected are recognized as impairment. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3. The guidance is effective for loans acquired in fiscal years beginning after December 15, 2004 and is not expected to have a material impact on the Company's financial condition, results of operations, or liquidity.

     ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY: In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for classifying and measuring certain financial instruments that embody obligations of the issuer and have
characteristics of both liabilities and equity.    The provisions of SFAS 150
became effective June 1, 2003, for all financial instruments created or modified after May 31, 2003, and otherwise became effective as of July 1, 2003. The adoption of this standard did not have a material impact on the Company's financial condition, results of operations, or liquidity.

     In December 2003, the FASB deferred for an indefinite period the application of the guidance in SFAS 150 to noncontrolling interest that are classified as equity in the financial statement of a subsidiary but would be classified as a liability in the parent's financial statements under SFAS 150. The deferral is limited to mandatorily redeemable noncontrolling interest associated with finite-lived subsidiaries. Management does not believe any such applicable entities exist as of December 31, 2004, but will continue to evaluate the applicability of this deferral to entities which may be consolidated as a result of FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities."

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES: In January 2003, the FASB issued FIN 46, which provides guidance on how to identify a variable interest entity (VIE) and determine when the assets, liabilities, noncontrolling interests, and the results of operations of a VIE are to be included in an entity's consolidated financial statements. A VIE exists when either the total equity investment is at risk is not sufficient to permit the entity to finance its activities itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics include the direct and indirect ability to make decisions about the entity's activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity if they occur, or the right to receive the expected residual returns of the entity if they occur.

     In December 2003, the FASB reissued FIN 46 with certain modifications and clarifications. Application of this guidance was effective for interests in certain VIEs commonly referred to as special-purpose entities (SPEs) as of December 31, 2003. Application for all other types of entities was required as of March 31, 2004, unless previously applied. Adoption of FIN 46 did not result in a material impact on the Company's financial condition, results of operations, or liquidity.


NOTE 3 - FEDERAL FUNDS SOLD

     The Bank is required to maintain legal cash reserves computed by applying prescribed percentages to its various types of deposits. When the Bank's cash reserves are in excess of the required amount, the Bank may lend the excess to other banks on a daily basis. At December 31, 2004, the Bank was a net buyer in the federal funds market. Below is pertinent information:

                                                     December 31,
                                              -------------------------
                                                  2004          2003
                                                  ----          ----
    Federal funds sold                        $   662,263   $   389,703
    Federal funds purchased                    (1,097,000)   (2,264,000)
                                               ----------    ----------
    Federal funds sold, net                   $  (434,737)  $(1,874,297)
                                               ==========    ==========


NOTE 4 - SECURITIES AVAILABLE-FOR-SALE

     The amortized costs and estimated market values of securities available-for-sale as of December 31, 2004 follow:

                                               Gross
                                             Unrealized
                            Amortized        ----------         Estimated
Description                    Costs       Gains    Losses    Market Values
-----------                 -----------    -----    ------    -------------
U.S. Agency                $ 16,437,807  $ 15,883  $(57,634)  $ 16,396,056
Georgia Tax Credit Fund         348,298     -  -      -  -         348,298
Corporate equity                290,000     -  -      -  -         290,000
FRB, FHLB stock               1,386,800     -  -      -  -       1,386,800
                            -----------   -------   -------    -----------
    Total securities       $ 18,462,905  $ 15,883  $(57,634)  $ 18,421,154
                            ===========   =======   =======    ===========

     All national banks are required to hold FRB stock and all members of the Federal Home Loan Bank are required to hold FHLB stock. Since no ready market exists for either stock, both FRB and FHLB stocks are reported at cost.

     The amortized costs and estimated market values of securities available-for-sale as of December 31, 2003 follow:

                                               Gross
                                             Unrealized
                            Amortized        ----------         Estimated
Description                    Costs       Gains    Losses    Market Values
-----------                 -----------    -----    ------    -------------
U.S. Agency                $  7,701,553  $ 25,806  $(36,463)  $  7,690,896
Georgia Tax Credit Fund         399,996     -  -      -  -         399,996
Corporate equity                240,000     -  -      -  -         240,000
FRB, FHLB stock               1,080,000     -  -      -  -       1,080,000
                            -----------   -------   -------    -----------
    Total securities       $  9,421,549  $ 25,806  $(36,463)  $  9,410,892
                            ===========   =======   =======    ===========

     The amortized costs and estimated market values of securities available-for-sale at December 31, 2004, by contractual maturity, are shown in the following chart. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized         Estimated
                                           Costs         Market Values
                                        -----------      -------------
      Due in one year or less           $ 5,828,434      $ 5,816,964
      Due after one through five years    9,849,997        9,819,248
      Due after five through ten years    1,107,674        1,108,142
      FRB, FHLB, corporate equity
       (no maturity)                      1,676,800        1,676,800
                                         ----------       ----------
          Total securities              $18,462,905      $18,421,154
                                         ==========       ==========

     There were no sales of securities during the calendar years 2004 and 2003. As of December 31, 2004 and 2003, securities with aggregate par values of $14,046,000 and $4,657,000, respectively, were pledged to secure public funds, repurchase agreements and for other purposes required or permitted by law.

     Information pertaining to securities with gross unrealized losses at December 31, 2004, aggregated by investment category and further segregated by the length of time (less than or over twelve months) that the securities have been in a continuous loss position follows:

                     Less than                Over
                   Twelve Months         Twelve Months           Total
                -------------------  -------------------  --------------------
                  Fair    Unrealized    Fair   Unrealized   Fair     Unrealized
  Description     Value      Loss       Value     Loss      Value       Loss
  -----------     -----      ----       -----     ----      -----       ----
U.S. Agency and
 Government
 Corporations   $7,043,006 $(17,075) $3,233,324 $(40,559) $10,276,330 $(57,634)
                 =========  =======   =========  =======   ==========  =======

     At December 31, 2004, unrealized losses in the securities portfolio amounted to $57,634 representing .31% of the total portfolio. All of the unrealized losses relate to U.S. Agency securities and U.S. government corporations. These unrealized losses were caused by fluctuations in market interest rates, rather than concerns over the credit quality of the issuers.
The Company believes that the U.S. Agencies and government corporations will continue to honor their interest payments on time as well as the full debt at maturity. Because the unrealized losses are due to fluctuations in the interest rate, and no credit-worthiness factors exist, the Company believes that the investments are not considered other-than-temporarily impaired.


NOTE 5 - LOANS

     The composition of net loans by major loan category, as of December 31, 2004 and 2003, follows:

                                                        December 31,
                                              -----------------------------
                                                   2004            2003
                                                   ----            ----
      Commercial, financial, agricultural     $  48,497,768   $  43,178,890
      Real estate - construction                  7,919,158       9,834,263
      Real estate - mortgage                    138,978,409     117,166,686
      Installment                                11,157,830      11,530,893
                                               ------------    ------------
      Loans, gross                            $ 206,553,165   $ 181,710,732
      Deduct:
       Allowance for loan losses                 (2,224,845)     (1,960,822)
                                               ------------    ------------
          Loans, net                          $ 204,328,320   $ 179,749,910
                                               ============    ============

     The Company considers impaired loans to include all restructured loans, loans on which the accrual of interest has been discontinued, loans that are not performing in accordance with agreed upon terms, and all other loans that are performing according to the loan agreement but may have substantive indication of potential credit weakness. At December 31, 2004 and 2003, the total recorded investment in impaired loans, all of which had allowances determined in accordance with FASB Statements No. 114 and No. 118, amounted to approximately $3,582,215 and $2,922,261, respectively. The average recorded investment in impaired loans amounted to approximately $3,111,468 and $3,332,748 for the years ended December 31, 2004 and 2003, respectively. The Allowance related to impaired loans amounted to approximately $435,817 and $340,885 at December 31, 2004 and 2003, respectively. The balance of the Allowance in excess of the above specific reserves is available to absorb the inherent losses of all other loans. Interest income recognized on impaired loans for the years ended December 31, 2004 and 2003 amounted to $213,496 and $184,326, respectively. The amount of interest recognized on impaired loans using the cash method of accounting was not material for the years ended December 31, 2004 and 2003. Loans on non-accrual status at December 31, 2004 and 2003 had outstanding balances of $1,806,413 and $105,752, respectively. Interest recognized on non-accruing loans at December 31, 2004 and 2003 was $68,356 and $4,228, respectively. The Company has no commitments to lend additional funds to borrowers whose loans have been modified.


NOTE 6 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses is a valuation reserve available to absorb future loan charge-offs. The allowance is increased by provisions charged to operating expenses and by recoveries of loans which were previously written-off. The allowance is decreased by the aggregate loan balances, if any, which were deemed uncollectible during the year.

     Individual consumer loans are predominantly undersecured, and the allowance for possible losses associated with these loans has been established accordingly. The majority of the non-consumer loan categories are generally secured by real-estate, receivables, inventory, machinery, equipment, or financial instruments. The amount of collateral obtained is based upon management's evaluation of the borrower.

     Activity within the allowance account for the years ended December 31, 2004 and 2003 follows:

                                                 Year Ended December 31,
                                                 -----------------------
                                                   2004            2003
                                                   ----            ----
     Balance, beginning of year                $ 1,960,822     $ 1,722,097
     Add:  Provision for loan losses               510,000         420,000
     Add:  Recoveries of previously
             charged off amounts                    12,269          10,658
                                                ----------      ----------
        Total                                  $ 2,483,091     $ 2,152,755
     Deduct: Amount charged-off                   (258,246)       (191,933)
                                                ----------      ----------
     Balance, end of year                      $ 2,224,845     $ 1,960,822
                                                ==========      ==========


NOTE 7 - PROPERTY AND EQUIPMENT

     Buildings, furniture and equipment are stated at cost less accumulated depreciation. Components of property and equipment included in the consolidated balance sheets at December 31, 2004 and 2003 follow:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Land                                     $  1,044,724    $    943,862
      Buildings                                   2,698,214       2,698,214
      Furniture, equipment                        2,529,495       2,389,622
      Construction in progress                      704,911          16,399
                                                -----------     -----------
        Property and equipment, gross          $  6,977,344    $  6,048,097
      Deduct:
       Accumulated depreciation                  (2,161,420)     (1,766,271)
                                                -----------     -----------
          Property and equipment, net          $  4,815,924    $  4,281,826
                                                ===========     ===========

     Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $395,149 and $430,461, respectively. Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation for the principal items follow:

          Type of Asset            Life in Years      Depreciation Method
          -------------            -------------      -------------------
     Furniture and equipment          3 to 7             Straight-line
     Building                           39               Straight-line

     As of December 31, 2004, management had no plans for significant capital expenditures in the foreseeable future.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are various outstanding commitments to extend credit in the form of unused loan commitments and standby letters of credit that are not reflected in the consolidated financial statements. Since commitments may expire without being exercised, these amounts do not necessarily represent future funding requirements. The Company uses the same credit and collateral policies in making commitments as those it uses in making loans.

     At December 31, 2004 and 2003, the Company had unused loan commitments of approximately $25.1 million and $21.2 million, respectively. Additionally, standby letters of credit of approximately $4.4 million and $2.7 million were outstanding at December 31, 2004 and 2003, respectively. The majority of these commitments are collateralized by various assets. No material losses are anticipated as a result of these transactions.

     The Company and its subsidiaries are subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company and its subsidiary.

     Please refer to Note 14 concerning stock options earned by directors and executive officers.

NOTE 9 - BORROWINGS

     Borrowings from FHLB totaled $16,341,667 and $16,775,000 at December 31, 2004 and 2003, respectively. Below are additional details concerning these borrowings:

                                              First
         Outstanding Borrowings              Possible
               December 31,                  Interest
           ------------------               Adjustment   Principal  Maturity
            2004          2003     Rate    or Call Date  Amortizing   Date
            ----          ----     ----  --------------- ----------   ----
        $ 2,475,000   $ 2,775,000  4.08%       N/A         Yes      3-19-13
          1,000,000     1,000,000  5.26%     4-21-04       No       4-21-09
          1,000,000     1,000,000  3.33%      3-7-05       No       9-06-11
          2,000,000     2,000,000  4.70%     9-14-06       No       9-14-11
          1,000,000     1,000,000  5.13%       N/A         No       1-22-07
          1,000,000     1,000,000  4.80%       N/A         No       1-23-06
          1,000,000     1,000,000  4.27%       N/A         No       1-24-05
          1,000,000     1,000,000  4.62%       N/A         No       5-16-05
          1,000,000     1,000,000  3.81%       N/A         No      11-19-07
          1,000,000     1,000,000  2.35%       N/A         No      11-21-05
          1,000,000     1,000,000  2.21%       N/A         No       6-04-05
          1,000,000     1,000,000  2.57%       N/A         No      12-04-05
          1,866,677       -  -     4.41%       N/A         Yes      4-14-14
            -  -        1,000,000  1.74%       N/A         No      11-19-04
            -  -        1,000,000  1.83%       N/A         No      12-04-04
         ----------    ----------  ----        ---         ---     --------
Total   $16,341,667   $16,775,000  N/A         N/A         N/A        N/A
         ==========    ==========  ====        ===         ===     ========

     FHLB has the option to convert two of the above advances into other adjustable instruments or demand full payment on the adjustment date indicated above. These particular advances have an adjustment or call date. At December 31, 2004 and 2003, the above borrowings were secured by a blanket lien on all residential first mortgages held by the Bank. At December 31, 2004 and 2003, the balance on the above mortgages amounted to approximately $72.7 million and $56.1 million, respectively. In addition, the above borrowings were also secured by FHLB stock carried on the Company's balance sheets at $1,139,300 and $840,000 at December 31, 2004 and 2003, respectively. Interest expense incurred on FHLB borrowings for the calendar years 2004 and 2003 amounted to $739,058 and $573,590, respectively.

     On June 27, 2002, the Company executed, under a twelve-year line of credit agreement (the "LOC"), a $4.0 million loan with an unrelated financial institution. For the initial two years, only quarterly interest payments are required; thereafter, a 10% annual principal reduction, together with quarterly interest payments are required by the lender. The LOC carries a rate of prime less 1%, and it is secured by the Bank's common stock. The LOC includes several positive and negative covenants that, in effect, protect the lender in the event the Company experiences financial reversals. At December 31, 2004 and 2003, the principal balance outstanding on the above LOC was $2,728,840, and for the year ended December 31, 2004 and 2003, the Company incurred $92,439 and $89,540, respectively, in interest expense relating to the above LOC.

     Prior to the Company's acquisition of TNBFS, TNBFS incurred a long-term liability which remained on the books following the acquisition. The liability is unsecured and requires a quarterly payment of principal and interest of $16,250. At December 31, 2004 and 2003, the outstanding balance on the above indebtedness was $305,600 and $389,814, respectively. Interest expense incurred with respect to the above indebtedness amounted to $25,600 and $32,167, respectively, for the years ended December 31, 2004 and 2003.


NOTE 10 - DEPOSITS

     The following details deposit accounts at December 31, 2004 and 2003:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Non-interest bearing deposits            $ 26,063,129    $ 21,993,126
      Interest bearing deposits:
         NOW accounts                            36,699,080      36,814,651
         Money market accounts                   67,114,089      50,790,393
         Savings                                  7,145,600       5,476,837
         Time, less than $100,000                29,351,344      31,699,597
         Time, $100,000 and over                 32,833,321      18,725,155
                                                -----------     -----------
          Total deposits                       $199,206,563    $165,499,759
                                                ===========     ===========

     At December 31, 2004, the scheduled maturities of all certificates of deposit were as follows:

                          Year Ended
                          December 31,                     Amount
                          ------------                     ------
                             2005                      $ 53,847,838
                             2006                         3,977,699
                             2007                         1,285,227
                             2008                         1,029,736
                             2009                         2,044,165
                                                        -----------
                             Total                     $ 62,184,665
                                                        ===========


NOTE 11 - INTEREST ON DEPOSITS AND BORROWINGS

     A summary of interest expense for the years ended December 31, 2004 and 2003 follows:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Interest on NOW accounts                 $    259,601    $    265,528
      Interest on money market accounts           1,113,424         914,406
      Interest on savings accounts                   64,811          52,648
      Interest on CDs under $100,000                738,096         985,405
      Interest on CDs $100,000 and over             628,867         658,647
      Interest, other borrowings                    872,697         697,068
                                                -----------     -----------
         Total interest on
          deposits and borrowings              $  3,677,496    $  3,573,702
                                                ===========     ===========

NOTE 12 - OTHER OPERATING EXPENSES

     A summary of other operating expenses for the years ended December 31, 2004 and 2003 follows:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Postage and delivery                     $    106,053    $     96,084
      Supplies and printing                         117,331         134,997
      Regulatory assessments                         94,121          87,851
      Taxes & insurance                             170,488         152,579
      Utilities & telephone                         152,671         121,595
      Repairs & maintenance                         148,003         125,771
      Service contracts                             155,325         134,482
      Directors' fees                               171,357         105,550
      Other expenses                                359,605         348,327
                                                -----------     -----------
          Total other operating expenses       $  1,474,954    $  1,307,236
                                                ===========     ===========


NOTE 13 - INCOME TAXES

     As of December 31, 2004 and 2003, the Company's provision for income taxes consisted of the following:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Current                                  $  1,480,435    $    988,141
      Deferred                                       89,767          81,167
                                                -----------     -----------
      Income tax expense                       $  1,570,202    $  1,069,308
                                                ===========     ===========

      The provisions for income taxes applicable to income before taxes for the years ended December 31, 2004 and 2003 differ from amounts computed by applying the statutory federal income tax rates to income before taxes. The effective tax rate and the statutory federal income tax rate are reconciled as follows:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Federal statutory income tax rate             34.0%           34.0%
      State income tax, net of Federal benefit       4.5%            4.5%
      Tax-exempt interest, net                      (2.0%)          (2.5%)
      Change in valuation allowance                  2.1%            2.7%
      Low-income tax credit                         (2.5%)          (3.5%)
      Other                                          1.1%             .1%
                                                    ----            ----
        Effective tax rate                          37.2%           35.3%
                                                    ====            ====

     The tax effects of the temporary differences that comprise the net deferred tax assets at December 31, 2004 and 2003 are presented below:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
      Deferred tax assets:
      Allowance for loan losses                $    756,447    $    666,680
      Unrealized (loss), securities                  14,195           3,624
      Valuation reserve                            (710,053)       (620,286)
                                                -----------     -----------
        Net deferred tax asset                 $     60,589    $     50,018
                                                ===========     ===========

     There was a net change in the valuation allowance during calendar years 2004 and 2003. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences, net of the existing valuation allowance at December 31, 2004.

NOTE 14 - RELATED PARTY TRANSACTIONS

     Stock Options.  During the calendar years 2004 and 2003, the Company
     --------------
granted 0, and 10,000 stock options, respectively, to its employees. Upon surrender with a cash consideration ranging from $7.50 to $10.00, each option will convert into one share of the Company's common stock. These options are vested equally over three years and have an expiration date of ten years from the date of grant. As of December 31, 2004 and 2003, there were 19,200 stock options outstanding. Pertinent information concerning the options follows:

                                                        December 31,
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
   Options granted                                  -  -           10,000
   Options forfeited                                -  -           -  -
   Options exercised                                -  -          (40,000)
   Options , beginning of year                     19,200          49,200
                                                   ------          ------
   Options, end of year                            19,200          19,200
                                                   ======          ======

   Range of exercise price of options granted       N/A            $9.00
   Average exercise price of options granted        N/A            $9.00
   Average exercise price of options outstanding   $8.36           $8.36

      Benefit Plans.  The Company has a profit sharing plan as well as a savings
      --------------
plan administered under the provisions of the Internal Revenue Code Section 401(K). During the calendar years 2004 and 2003, the Company contributed $299,750 and $226,506, respectively, to the above plans.

     Compensation Of Executive Officers And Directors.  In March 1996, the Board
     -------------------------------------------------
of Directors of the Company approved a deferred compensation plan (the "Plan") for the Company's and Bank's directors which grants to each member restricted shares of the Company's common stock as follows: (a) ten shares for each Bank or Company committee meeting attended (later increased to 40 shares), and (b) twenty shares for each Bank or Company Board of Directors meeting attended (later increased to 60 shares). Restricted stock awards were later extended to TNBFS Board meetings , at 20 shares of restricted stock per director per meeting. Shares of restricted stock granted pursuant to the Plan shall not vest until the earlier to occur of: (a) the retirement of a director from the Company's Board of Directors; or (b) a change in control of the Company. On several occasions, shares of restricted stock have been awarded to executive officers of the Company and its subsidiaries. These shares vest only upon the officers' retirement or upon a change in control. Respectively, as of December 31, 2004 and 2003, there were 88,262 and 70,263 shares of restricted stock outstanding for the benefit of directors and executive officers. For the years ended December 31, 2004 and 2003, 17,999 and 13,819 shares of restricted stock, respectively, were awarded.

     Borrowings And Deposits By Directors And Executive Officers.  Certain
     ------------------------------------------------------------
directors, principal officers and companies with which they are affiliated are customers of and have banking transactions with the Bank in the ordinary course of business. As of December 31, 2004 and 2003, loans outstanding to directors, their related interests and executive officers aggregated $13,022,072 and $11,595,556, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, loans to related parties did not involve more than normal credit risk or present other unfavorable features.

     A summary of the related party loan transactions during the calendar years 2004 and 2003 follows:

                                                Insider Loan Transactions
                                               ----------------------------
                                                    2004            2003
                                                    ----            ----
     Balance, beginning of year                $ 11,595,556    $ 10,272,046
     New loans                                    4,488,080       4,374,505
     Less:  Principal reductions                 (3,061,564)     (3,050,995)
                                                -----------     -----------
     Balance, end of year                      $ 13,022,072    $ 11,595,556
                                                ===========     ===========

     Deposits by directors and their related interests, as of December 31, 2004 and 2003 approximated $9,482,049 and $8,020,981, respectively.


NOTE 15 - CONCENTRATIONS OF CREDIT

     The Company originates primarily commercial, residential, and consumer loans to customers in Thomas County, Georgia, and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on economic conditions prevailing at the time in Thomas County and the surrounding counties.

     Approximately seventy-one percent of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth under Note 5.

     The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of the Bank's statutory capital, or approximately $3,050,000.


NOTE 16 - REGULATORY MATTERS

     The Company is governed by various regulatory agencies. Bank holding companies and their nonbanking subsidiaries are regulated by the FRB. National banks are primarily regulated by the OCC. All federally-insured banks are also regulated by the FDIC. The Company's banking subsidiary includes a national bank, which is insured by the FDIC.

     Various requirements and restrictions under federal and state laws regulate the operations of the Company. These laws, among other things, require the maintenance of reserves against deposits, impose certain restrictions on the nature and terms of the loans, restrict investments and other activities, and regulate mergers and the establishment of branches and related operations. The ability of the parent company to pay cash dividends to its shareholders and service debt may be dependent upon cash dividends from its subsidiary bank. The subsidiary bank is subject to limitations under federal law in the amount of dividends it may declare. At December 31, 2004, approximately $980,000 of the Bank's retained earnings was available for dividend declaration without prior regulatory approval.

     The banking industry is also affected by the monetary and fiscal policies of regulatory authorities, including the FRB. Through open market securities transactions, variations in the discount rate, the establishment of reserve requirements and the regulation of certain interest rates payable by member banks, the FRB exerts considerable influence over the cost and availability of funds obtained for lending and investing. Changes in interest rates, deposit levels and loan demand are influenced by the changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities. Pursuant to the FRB's reserve requirements, the Bank was required to maintain certain cash reserve balances with the Federal Reserve System of approximately $1.3 million and $1.0 million at December 31, 2004 and 2003, respectively.

     The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

     Qualitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes that the Company and the Bank, as of December 31, 2004, meet all capital adequacy requirements to which they are subject.

     As of December 31, 2004, the Bank was considered to be Well Capitalized. There are no conditions or events since December 31, 2004 that management believes have changed the Bank's Well Capitalized category. To be categorized as Adequately Capitalized or Well Capitalized, the Bank must maintain the following capital ratios:

                                         Adequately        Well
                                         Capitalized    Capitalized
                                         -----------    -----------
     Total risk-based capital ratio          8.0%          10.0%
     Tier 1 risk-based capital ratio         4.0%           6.0%
     Tier 1 leverage ratio                   4.0%           5.0%

     The Company's and the Bank's actual capital amounts and ratios are presented in the following table:

                                              Minimum Regulatory Capital
                                                 Guidelines for Banks
                                             ----------------------------
                                              Adequately        Well
(Dollars in thousands)            Actual      Capitalized    Capitalized
                              -------------  -------------  -------------
                              Amount  Ratio  Amount  Ratio  Amount  Ratio
                              ------  -----  ------  -----  ------  -----
AS OF DECEMBER 31, 2004:

Total capital-risk-based
(to risk-weighted assets):
   Bank                      $20,317  11.5% $14,102 >= 8%  $17,628 >= 10%
   Consolidated               21,664  12.0%  14,430 >= 8%     N/A  >= N/A

Tier 1 capital-risk-based
(to risk-weighted assets):
   Bank                      $18,114  10.3%  $7,051 >= 4%  $10,577 >= 6%
   Consolidated               19,439  10.8%   7,215 >= 4%     N/A  >= N/A

Tier 1 capital-leverage
(to average assets):
   Bank                      $18,114   7.7%  $9,383 >= 4%  $11,729 >= 5%
   Consolidated               19,439   8.1%   9,547 >= 4%     N/A  >= N/A

AS OF DECEMBER 31, 2003:

Total capital-risk-based
(to risk-weighted assets):
   Bank                      $17,962  11.2% $12,853 >= 8%  $16,066 >= 10%
   Consolidated               19,268  11.7%  13,165 >= 8%     N/A  >= N/A

Tier 1 capital-risk-based
(to risk-weighted assets):
   Bank                      $16,002   9.9%  $6,426 >= 4%  $ 9,640 >= 6%
   Consolidated               17,338  10.5%   6,583 >= 4%     N/A  >= N/A

Tier 1 capital-leverage
(to average assets):
   Bank                      $16,002   8.1%  $7,926 >= 4%  $ 9,907 >= 5%
   Consolidated               17,338   8.6%   8,050 >= 4%     N/A  >= N/A

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
SFAS No. 107, "Disclosure about Fair Values of Financial Instruments", excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

     Cash and Due from Banks and Federal Funds Sold.  The carrying amounts of
     -----------------------------------------------
cash and due from banks and federal funds sold approximate their fair value.

     Available-for-Sale Securities.  Fair values for securities are based on
     ------------------------------
quoted market prices. Fair value for FRB stock and FHLB stock approximate their carrying values based on their redemption provisions.

     Loans.  The fair values of the Company's loans and lease financing have
     ------
been estimated using two methods: (1) the carrying amounts of short-term and variable rate loans approximate fair values excluding certain credit card loans which are tied to an index floor; and (2) for all other loans, the discounting of projected future cash flows. When using the discounting method, loans are pooled in homogeneous groups with similar terms and conditions and discounted at a target rate at which similar loans would be made to borrowers at year end. In addition, when computing the estimated fair values for all loans, the allowance for loan losses is subtracted from the calculated fair values for consideration of credit issues.

     Accrued Interest Receivable.  The carrying amount of accrued interest
     ----------------------------
receivable approximates the fair value.

     Deposits.  The carrying amounts of demand deposits and savings deposits
     ---------
approximate their fair values. The methodologies used to estimate the fair values of all other deposits are similar to the two methods used to estimate the fair values of loans. Deposits are pooled in homogeneous groups and the future cash flows of these groups are discounted using current market rates offered for similar products at year end.

     Borrowings.  The fair value of borrowings are estimated by discounting
     -----------
future cash flows using current market rates for similar types of borrowing arrangements.

     Accrued Interest Payable.  The carrying amount of accrued interest payable
     -------------------------
approximates the fair value.

     Off-Balance Sheet Instruments.  Fair values of the Company's off-balance
     ------------------------------
sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

     The following table presents the carrying amounts and fair values of the specified assets and liabilities held by the Company at December 31, 2004 and 2003. The information presented is based on pertinent information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since that time, and the current estimated fair value of these financial instruments may have changed since that point in time.

                                December 31,2004         December 31, 2003
                             -----------------------  -----------------------
                               Carrying   Estimated     Carrying    Estimated
                                Amount    Fair Value     Amount     Fair Value
                               --------   ----------    --------    ----------
Financial assets:
 Cash and due from banks   $  5,963,843 $  5,963,843  $  6,142,076 $  6,142,076
 Federal funds sold             662,263      662,263       389,703      389,703
 Securities
   available-for-sale        18,421,154   18,421,154     9,410,892    9,410,892
 Loans, net                 204,328,320  204,714,639   179,749,910  180,630,064
 Accrued interest
   receivable                 1,414,147    1,414,147     1,148,417    1,148,417

Financial liabilities:
 Deposits                  $199,206,563 $199,729,411  $165,499,759 $166,213,912
 Borrowings                  19,376,107   19,530,035    19,513,686   19,563,099
 Accrued interest payable       252,373      252,373       253,191      253,191

NOTE 18 - SEGMENT REPORTING

     Since the acquisition of TNBFS (formerly Joseph Parker & Co., Inc.) on July 1, 2002, the Company has operated in two distinct lines of banking and financial services; banking, including enhanced product lines such as financial planning, investments, trusts, and money management services. At December 31, 2004, the banking segment is the principal operating segment of the Company. The money management operating subsidiary, while a distinct segment, does not meet segment reporting criteria. Accordingly, separate reporting of financial segment information is not considered necessary. However, segment data for calendar year 2004 has been reflected below based on the current structure of the Company.

     The Company's reportable segments are strategic units that offer different services to different clients. They are managed separately because each segment appeals to different markets and, accordingly, requires different strategies.

     The Company's primary source of revenue is from net interest income. Therefore, the segments below are reported using net interest income. The Company also evaluates performance based on non-interest income and non-interest expense, which are also presented as measures of segment profit and loss. Note that "All Other" column below includes TNBFS and the Parent Company.

                                         Year Ended December 31, 2004
                                 ------------------------------------------
                                      Bank        All Other        Total
                                      ----        ---------        -----
   Net interest income
    after loan provisions        $  7,732,563   $   (103,009)  $  7,629,554
   Non-interest income              1,573,279      1,025,396      2,598,675
   Non-interest expense /1          4,971,947      1,030,673      6,002,620
                                  -----------    -----------    -----------
      Income/(loss) before tax   $  4,333,895   $   (108,286)  $  4,225,609
   Income tax                       1,500,916         69,286      1,570,202
                                  -----------    -----------    -----------
      Net income/(loss)          $  2,832,979   $   (177,572)  $  2,655,407
                                  ===========    ===========    ===========

   Total Assets /2               $235,704,425   $  4,179,412   $239,883,837
                                  ===========    ===========    ===========
________________________________

1   Depreciation expense included in non-interest expense is $395,149 for
Bank and $0 for All Other.  There is no amortization expense.

2   Total assets presented in All Other column includes goodwill in the amount of $3,372,259; there is no goodwill in the Bank's column.

NOTE 19 - DIVIDENDS

     The primary source of funds available to the Company to pay shareholder dividends and other expenses is from the Bank. Bank regulatory authorities impose restrictions on the amounts of dividends that may be declared by the Bank. Further restrictions could result from a review by regulatory authorities of the Bank's capital adequacy. During calendar years 2004 and 2003, dividends paid to shareholders amounted to $675,364 and $649,601, respectively.


NOTE 20 - PARENT COMPANY FINANCIAL INFORMATION

     This information should be read in conjunction with the other notes to the consolidated financial statements.

                        Parent Company Balance Sheets
                        -----------------------------

                                                          December 31,
                                                ---------------------------
Assets:                                              2004           2003
------                                               ----           ----
Cash                                            $    131,248   $    171,736
Investment in Bank                                18,132,521     15,995,427
Investment in TNBFS                                  292,334        221,521
Goodwill, TNBFS                                    3,372,259      3,417 259
Other investments                                    290,000        240,000
Other assets                                         199,780        128,933
                                                ------------   ------------
   Total Assets                                 $ 22,418,142   $ 20,174,876
                                                ============   ============

Liabilities and Shareholders' Equity:
------------------------------------

Accounts payable                                $    167,762   $    144,530
Note payable                                       2,728,840      2,728,840
                                                ------------   ------------
   Total Liabilities                            $  2,896,602   $  2,873,370
                                                ------------   ------------

Common stock                                    $  2,937,625   $  2,934,076
Paid-in-capital                                    7,872,245      7,615,280
Retained earnings                                  8,739,226      6,759,183
Accumulated other comprehensive income               (27,556)        (7,033)
                                                ------------   ------------
   Total Shareholders' equity                   $ 19,521,540   $ 17,301,506
                                                ------------   ------------
   Total Liabilities and Shareholders' equity   $ 22,418,142   $ 20,174,876
                                                ============   ============

                    Parent Company Statements of Income
                    -----------------------------------

                                               For the Years Ended December 31,
                                               --------------------------------
Revenues:                                           2004            2003
--------                                            ----            ----
Interest income                                $     1,736      $     4,824
Dividend income                                    678,364          652,001
                                               -----------      -----------
   Total revenues                              $   680,100      $   656,825
                                               -----------      -----------

Expenses:
--------
Interest                                       $    92,439      $    89,540
Operating expenses                                 132,926          149,434
                                               -----------      -----------
   Total expenses                              $   225,365      $   238,974
                                               -----------      -----------

Income before equity in undistributed
  earnings of Bank and TNBFS                   $   454,735      $   417,851
Income tax (expense)                               (27,756)          -  -
Equity in undistributed earnings
  of Bank and TNBFS                              2,228,428        1,538,854
                                               -----------      -----------

Net income                                     $ 2,655,407      $ 1,956,705
                                               ===========      ===========

                  Parent Company Statements of Cash Flows
                  ---------------------------------------

                                              For the Years Ended December 31,
                                              --------------------------------
Cash flows from operating activities:              2004             2003
------------------------------------               ----             ----
Net income                                    $  2,655,407     $  1,956,705
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
    Equity in undistributed
    (earnings) of subsidiaries                  (2,228,428)      (1,538,854)
    Asset impairment                                45,000           -  -
  Deferred asset                                   219,857          103,950
  (Increase) in other asset                        (70,847)          82,000
  Increase in payables                              23,230)         (71,173)
                                              ------------     ------------
Net cash provided
 by operating activities                      $    644,219     $    532,628
                                              ------------     ------------

Cash flows from investing activities:
------------------------------------
 Investment in Bank                           $     -  -       $   (250,000)
 Purchase of stock, unrelated company              (50,000)          -  -
                                              ------------     ------------
Net cash used by financing activities         $    (50,000)    $   (250,000)
                                              ------------     ------------

Cash flows from financing activities:
------------------------------------
 Issuance of stock                            $     40,657     $     75,134
 Exercise of options                                -  -            165,000
 Cash dividends paid                              (675,364)        (649,601)
                                              ------------     ------------
Net cash used
 by financing activities                      $   (634,707)    $   (409,467)
                                              ------------     ------------

Net decrease in cash
 and cash equivalents                         $    (40,488)    $   (126,839)
Cash and cash equivalents,
 beginning of the year                             171,736          298,575
                                              ------------     ------------
Cash and cash equivalents,
 end of year                                  $    131,248     $    171,736
                                              ============     ============

                MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     The Company's common stock is quoted in the "pink sheets." The following table sets forth the high and low bid prices for the Company's common stock during 2004 and 2003, as reported in the pink sheets. These prices reflect inter-dealer quotations without retail mark-ups, markdowns, or commissions and may not necessarily represent actual transactions. These prices reflect the 2-for-1 stock split effected in July 2004.

                                         High           Low
                                         ----           ---
                 2003
                 First Quarter          $11.00         $9.75
                 Second Quarter          11.00          9.75
                 Third Quarter           11.00         10.00
                 Fourth Quarter          11.00         10.50

                 2004
                 First Quarter           11.25         10.75
                 Second Quarter          11.38         11.00
                 Third Quarter           12.75         12.00
                 Fourth Quarter          13.25         12.00

HOLDERS OF COMMON STOCK

     As of March 15, 2005, the number of holders of record of the Company's common stock was 650.

CASH DIVIDENDS

     The Company paid a cash dividend of $0.46 per share in July 2004 and a cash dividend of $0.45 per share in June 2003. Future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

     The Bank is restricted in its ability to pay dividends under the national banking laws and by OCC regulations. Pursuant to 12 U.S.C. Section 56, a national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C.
Section 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 1/10 of the Bank's net income of the preceding two consecutive half-year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. Section 60(b), OCC approval is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus.

                       THOMASVILLE BANCSHARES, INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                 ON MAY 17, 2005 AT 5:30 P.M., LOCAL TIME.


      The undersigned hereby appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Shareholders of Thomasville Bancshares, Inc. (the "Company") to be held on Tuesday, May 17, 2005 at 5:30 p.m. at the principal offices of the Company, 301 North Broad Street, Thomasville, Georgia, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect four Class I directors to serve for a term of three years and until their successors are elected and qualified:

             Charles A. Balfour, Stephen H. Cheney, David O. Lewis
                        and Richard L. Singletary, Jr.


___  FOR all nominees listed above          ___  WITHHOLD AUTHORITY to vote for
(except as indicated to the contrary below)      all nominees

     To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:

_______________________________________________________________________________


(2) To ratify the appointment of Francis & Co., CPAs, as independent auditors for the Company for 2005.

                ___  FOR        ___  AGAINST         ___  ABSTAIN


(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED "FOR" ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND "FOR" THE PROPOSITION REFERRED TO IN PARAGRAPH (2).


                                  The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                                  ____________________________________________
                                  Signature

                                  ____________________________________________
                                  Signature

                                  Date:___________________, 2005

                                  (When signing as attorney, executor,
                                   administrator, trustee or guardian, please give title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)


IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE CHECK THE BOX BELOW:

___   Yes, I plan to attend the Annual Meeting of Shareholders.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.